EXHIBIT 10.19


                     SOFTWARE LICENSE AND SERVICES AGREEMENT




         THIS SOFTWARE LICENSE AGREEMENT (this "AGREEMENT") is entered into as of August 29, 2003 (the "EFFECTIVE DATE") by and between SearchHelp, Inc., a Delaware corporation ("LICENSOR"), and Family Trusted Products, LLC, a Delaware limited liability company ("LICENSEE").


                                    RECITALS

         A. Licensor owns the exclusive rights to the "Browser Software" and the "Remote Software" identified on EXHIBIT A attached hereto (the "PRODUCTS") and the trademarks identified on EXHIBIT B attached hereto (the "TRADEMARKS").

         B. Licensee desires to obtain the right to access and use the Products and the Trademarks under the terms and conditions of this Agreement.

         C. Licensor and Licensee now desire to enter into this Agreement, whereby Licensor will grant to Licensee certain rights and licenses in and to the Products and the Trademarks.


                                    AGREEMENT

         NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the receipt, adequacy and legal sufficiency of which Licensor and Licensee hereby acknowledge, the parties hereby agree as follows:


1.   LICENSE GRANT.

          1.1. LICENSE GRANT. Subject to the terms and conditions of this Agreement and Section 4.4, Licensor hereby grants to Licensee an exclusive right and license, under all intellectual property rights applicable to the Products and the Trademarks, to access, use, execute, display, market, sell, transfer, distribute and sublicense the Products and to use the Trademarks. Licensor shall, at its expense, upon request from time to time, provide the Products on a master CD-ROM to be used for duplication for sale by Licensee.

          1.2. RESTRICTIONS. Except as expressly permitted under this Agreement, Licensee shall not, without the prior consent of Licensor, (a) use the Products or Trademarks to violate any law or regulation, or facilitate the violation of any law or regulation, or (b) modify, decompile, disassemble or reverse engineer the Products.

          1.3. TRANSFER EVENTS. Licensee shall acquire, subject to Section 3.1, a perpetual right and license to access, use, execute, display, modify, market, sell, transfer, distribute, develop and sublicense the Products without restriction and notwithstanding Article 4, either: (a) upon the

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     bankruptcy  (whether voluntary or involuntary and which shall not have been dismissed or a stay obtained within 60 days thereafter) of, dissolution or liquidation of, assignment for the benefit of creditors of, or imposition of a receiver with respect to, Licensor, or (b) in the event Licensor is incapable of providing to Licensee the services required by this Article 1, and such incapability continues for a period in excess of 60 days subsequent to Licensee's notice to Licensor. In such event, Licensor (or
     its  legal  representative(s),   as  applicable)  shall  take  all  actions
     necessary to enable Licensee to exercise such right and license in the continuation of Licensee's business and operations, including providing to Licensee the source code and object code and all compiled web programming language that underlies the Products and all related documentation. Notwithstanding the provisions of Section 1.4 below, Licensee shall acquire all right, title and interest in and to all developments and modifications of the Products undertaken by Licensee subsequent to the occurrence of any of the events described in the first sentence of this Section.

          1.4. OWNERSHIP. Except as set forth in Sections 1.3, 1.5 and 1.6, Licensor shall retain all right, title and interest (including copyright and other proprietary or intellectual property rights) in and to the Products and the Trademarks and any and all derivative works, modifications or enhancements thereto. Without in any manner limiting the foregoing, Licensor shall retain all right, title and interest in and to the source code, development code/programming language, functions and features developed by Licensor that are now, or may in the future, be, integrated into the Products or may, in the future, be used to enhance the Products subsequent to the Effective Date or improve the management of processes associated with the Products; provided, however, in no event will Licensor receive any right, title or interest in any other software, as it may be modified, which is currently, or may in the future be, owned by or licensed by Licensee from any third party, including Licensee's Family Trusted Digital ID and Family Trusted Family Protection Edition.

          1.5. LIMITATION ON LICENSOR. Licensor acknowledges and agrees that the right and license granted pursuant to Section 1.1 constitutes the only licenses with respect to the Products to be granted by Licensor, except as expressly permitted herein.

          1.6. GRANTS OF LIMITED LICENSES. Notwithstanding anything to the contrary herein, Licensor hereby acknowledges and agrees that Licensee may grant to its clients and customers limited licenses and sublicenses to utilize the Products.

          1.7. SALES RESTRICTIONS. Licensee shall obtain the approval of Licensor to sell the Browser Product for a sales price netting Revenues (as defined below) below $10.00 per Browser Product from a retail sale or $3.00 per Browser Product from a Sponsorship sale. A "SPONSORSHIP" sale is a sale where a Product is bundled with another software or hardware product or is otherwise part of a non-retail sales promotion. If Licensee wishes to sell at a price lower than the price set forth in the first sentence, Licensee may, at its option at any time, sell at such lower price if Licensee timely remits the amount of royalty and customer support payments to Licensor as if the Licensee sold at the prices set forth in the first sentence. If Licensor's customer service costs are more significant than currently expected, Licensor may prospectively increase these minimum prices by

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     reasonable amounts upon 90 days notice to Licensee; provided, however, that no such increase shall affect sales that have occurred or been agreed upon prior to the effective date of such increase.

          1.8. ENHANCEMENTS, MODIFICATIONS AND CUSTOM DEVELOPMENT. From time to time, subsequent to the Effective Date, Licensee may request Licensor to, or Licensor may in its discretion, make enhancements or modifications to or perform custom development of one or more of the Products, and Licensor shall make such enhancements, modifications and changes and undertake such development at its expense; provided, however, Licensor shall be under no obligation to make such enhancements or modifications or undertake such development except if reasonably requested by Licensee to (a) reflect names and logos (and changes thereto) chosen by the Licensee for each Product (including Family Trusted, The National Center for Missing and Exploited Children, Good Housekeeping, and large customers), (b) reorganize the layout or main page or other pages or layout of a Product if Licensee reasonably believes change is needed for marketing purposes or ease of use,
     (c) meet reasonable marketing requirements or (d) comply with reasonable objections or requests of The National Center for Missing and Exploited Children or large customers. Licensee intends to use the Family Trusted name on the Products where feasible. Any modifications or changes made, or development undertaken, by Licensor shall be made available to Licensee hereunder.

          1.9. SUPPORT. Licensor shall provide customer support for the Products at its expense, subject to the Help Account provisions in this Agreement. The customer support provided shall be at the level customarily provided for similar software.

          1.10.PRODUCT PACKAGING AND MARKETING. Product packaging, reproduction, manufacturing, marketing and distribution shall be at the expense and under the control of Licensee. Licensor shall, however, assist Licensee as reasonably requested.

          1.11.CUSTOMER LISTS. Notwithstanding anything to the contrary herein, all rights to any lists of customers of any kind developed as a result of any of Licensee's direct or indirect sales or marketing efforts, including customer support names and information and such lists maintained by Licensor, shall be and remain forever the property of Licensee and not Licensor and shall not be used by Licensor for any purpose without the prior consent of Licensee. This Section 1.11 shall survive termination of this Agreement for any reason.


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2.   REPRESENTATIONS, WARRANTIES AND COVENANTS.

          2.1. Licensor hereby represents, warrants and covenants to Licensee that:

          (a) Licensor is the lawful owner, free of all debts and encumbrances, of each of the assets, properties and rights licensed, transferred or assigned to Licensee hereunder, including the Products and Trademarks, that it has the lawful right to license, sell and transfer the same, and that the same are not subject to any lien or encumbrance.

          (b) Licensor is duly authorized to execute and deliver this Agreement, to comply with its terms, and to make the transfers and assignments provided for herein.

          (c) No portion of the Products contains or will contain any protection feature designed to prevent its use. This includes, without limitation, any computer virus, worm, Trojan-horse routine, trap door, time bomb or any other codes or instructions that may be used to access, modify, delete or damage Licensee's software, the Products or any user's computer system. The Products and portions thereof may, however, contain a disabling device that will protect the software from unauthorized use, as requested by Licensee or as part of the Product's purpose.

          (d) Licensor has no contractual commitment which may prevent or interfere with the performance of Licensor's obligations under this Agreement.

          (e) Licensor's development work anticipated to be performed pursuant to this Agreement will be original, Licensor (through its employees, officers and agents) will be the sole author thereof, and Licensor will not assign or pledge any rights thereto, except as otherwise provided or permitted in this Agreement.

          (f) The Products and the development work performed and to be performed by Licensor pursuant to this Agreement will not contain any unlawful, libelous or defamatory matter.

          (g) To the best of Licensor's knowledge and belief, the Products do not infringe upon or violate the rights, including patent and copyright, of any other person or entity.


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          2.2.  Licensee hereby  represents,  warrants and covenants to Licensor that:

          (a) Licensee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as each is now being conducted. The Licensee is duly qualified to do business and is in good standing in all jurisdictions in which the conduct of its business makes such qualification necessary.

          (b) The execution, delivery and performance of this Agreement is within the power and authority of Licensee and has been authorized by all necessary action, and requires no action by or in respect of, or filing with, any governmental authority.

          (c) Licensee has no contractual commitment which may prevent or interfere with the performance of Licensor's obligations under this Agreement.

3.   ROYALTY AND CUSTOMER SUPPORT PAYMENTS.

          3.1. In exchange for the grant of the license and rights contemplated by this Agreement, Licensee shall make royalty payments to Licensor of 10% of Licensee's gross receipts from the Products (including any modifications or derivatives of the Products notwithstanding Section 1.3) net of sales taxes, duties, refunds, credit card transaction fees, and shipping and handling charges separately charged (the "REVENUES").

          3.2. Licensee shall deposit an amount equal to 5% of Revenues into an account (the "HELP ACCOUNT") to be used by Licensor for direct Product help and customer support expenses approved by both parties. If there is an amount left in the Help Account 30 days after the end of each calendar quarter, excluding amounts paid into the Help Account for the preceding month, then that excess shall be paid to Licensee (which obligation shall survive termination of this Agreement); provided, however, that this shall be computed on a cumulative basis, so that if amounts in the Help Account have been insufficient to pay for permitted expenses in prior periods, then any excess in future Help Account amounts shall first be applied for that purpose (either to pay such prior period bills or to reimburse Licensor therefor).

          3.3. Royalty and Help Account payments shall be made monthly, within thirty days from the end of each month. Licensee agrees to provide Licensor with quarterly reports with respect to the Revenues. Licensor agrees to provide Licensee with quarterly reports with respect to the Help Account and the amounts, description and purposes of expenses relating thereto and the payees.

          3.4. Licensor shall be entitled to review, or to have its independent auditors review, no more frequently than once in each six month period, during normal business hours, with four business days' advance notice, Licensee's records and information relating to the calculation of

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     Licensee's  payment  obligations  hereunder.  If  the  audit  reveals  that
     Licensee has paid Licensor less than the sum to which Licensor is entitled under this Agreement, Licensee shall pay Licensor, within five business days after written notice of such underpayment, the additional sums due. The expenses of such audit shall be borne by Licensor unless such audit reveals an underpayment of more than 10%, in which case Licensee shall bear the reasonable costs and expenses of the audit in addition to any shortfall in payment.

          3.5. Licensee shall be entitled to review, or to have its independent auditors review, no more frequently than once in each six month period, during normal business hours, with four business days' advance notice, Licensor's records and information relating to calculations relating to the Help Account. If the audit reveals that Licensor has paid Licensee less than the sum to which Licensee is entitled under this Agreement from the Help Account, Licensor shall pay Licensee, within five business days after written notice of such underpayment, the additional sums due. The expenses of such audit shall be borne by Licensee unless such audit reveals an underpayment of more than 10%, in which case Licensor shall bear the reasonable costs and expenses of the audit in addition to any shortfall in payment.

          3.6. Royalties due to The National Center for Missing and Exploited Children shall be paid by Licensee.

4.   TERM AND TERMINATION.

          4.1. TERM. The term of this Agreement shall commence on the Effective Date and shall continue until January 15, 2005 unless renewed or earlier terminated in accordance with the terms of this Article 4.

          4.2. RENEWALS. This Agreement shall be renewed automatically indefinitely for 12-month terms so long as Revenues have been at least: (a) $1,500,000 during the initial term for the first renewal (b) $2,500,000 during the preceding calendar year for the second renewal, and (c) $3,500,000 during the preceding calendar year for each renewal thereafter. The parties may agree in writing to renew even if the level of Revenues above for that renewal has not been met (the "RENEWAL REVENUE LEVEL"). Licensee may, at its option at any time, make additional royalty and customer support payments based on greater Revenues than actually received, in which case such greater Revenues shall be deemed to have been earned for the purposes of this Article 4 and therefore applied to the designated Renewal Revenue Level.

          4.3. NON-EXCLUSIVE LICENSE. If the Renewal Revenue Level has not been met and this Agreement is not renewed by the parties, then this Agreement shall be renewed automatically indefinitely for 12-month terms with the exception that the licenses granted under Section 1.1 shall be on a non-exclusive basis instead of an exclusive basis, with all other provisions of this Agreement remaining unchanged and in effect except that Licensor may in such case also terminate this Agreement on the second and future non-exclusive renewal dates on 120 days' prior notice if Revenues

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     have not been at least  $1,000,000  during the preceding  calendar year for such renewal. Notwithstanding anything to the contrary herein and in the event Licensee shall license any of the Products or any other products to anyone other than Licensee or its assigns, such Products and products must

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     be  differentiated  visually  and by  name,  logo,  trademark,  supporters, marketing materials, and look and feel from any Products or products sold prior thereto by Licensee and so that there will be no market confusion between them, provided, however, that the trademarks and logos owned by Licensor, i.e., SPIKE, shall not need to be changed or differentiated by Licensor in such case.

          4.4. TERMINATION RIGHT. Licensee has the right to terminate this Agreement for any reason at any time on 120 days' prior notice to Licensor. On 120 days' prior written notice to Licensee, Licensor has the right to terminate this Agreement: (a) if Licensee shall breach any of the terms or provisions of this Agreement and shall not correct or remedy such breach within 60 days of notice thereof (which 60-day period may run concurrently with such 120-day period) or (b) for any reason on January 15, 2006; provided, however, that, in the case of Section 4.4(b), Licensee shall have the right to renew this agreement on a non-exclusive basis for one year. Licensor may also terminate this Agreement at any time if Licensee shall fail to remit any of the payments required under this Agreement and such failure shall continue for a period of 45 days following written notice to Licensee.

          4.5. DISPOSITION OF INVENTORY. Notwithstanding anything to the contrary herein contained, in the event of any termination of this Agreement Licensee shall have the right to sell or otherwise dispose of any inventory of any Products during or after any termination of this Agreement and to take any actions necessary to do so. All royalty and other payment obligations of Licensee under this Agreement to Licensor shall continue to apply to any such sales after termination of this Agreement.

          4.6. PROTECTED CHANNELS AND SOURCES. Notwithstanding any termination of this Agreement or termination of this Agreement's exclusive basis or anything else contained herein, Licensor and its officers, directors, employees, assigns and licensees shall not, directly or indirectly, during the term of this Agreement as it may be renewed and for three years thereafter, sell to or through any non-retail customer that has purchased a Product directly or indirectly from Licensee, or sell through any marketing or sales channel (including retailers and online "stores") that has purchased a Product from Licensee or sold a Product supplied to it by Licensee, or seek, publicize or use the support of any entity from which Licensee has previously obtained support for a Product (for example, The National Center for Missing and Exploited Children or Good Housekeeping magazine). Upon termination of this Agreement by the Licensee, and for a period of 18 months thereafter, the Licensee and its officers, directors, employees, assigns and licensees shall not, directly or indirectly (including through or by the National Center for Missing and Exploited Children, with the proviso that the Licensee cannot restrict the National Center for Missing and Exploited Children except to the extent of Licensee's involvement), market, sell, promote or distribute any goods or products similar to, or which compete with, the Products, provided, however, that no restriction in this sentence shall apply to Licensee: (a) if the termination by Licensee is due to the inability of Licensor,

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     following  reasonable  notice and 60 days  opportunity  to cure, to provide
     Licensee with technologically state-of-the-art Products, (b) in the event of the bankruptcy (whether voluntary or involuntary and which shall not have been dismissed or a stay obtained within 60 days thereafter) of, dissolution or liquidation of, assignment for the benefit of creditors of, or imposition of a receiver with respect to, Licensor, or (c) if Licensor shall breach any of the terms or provisions of this Agreement and shall not correct or remedy such breach within 60 days of notice thereof, (d) if this Agreement is terminated by Licensor other than due to a breach by Licensee, or (e) if this Agreement is not renewed automatically pursuant to Section
     4.2 due to failure to meet a Renewal Revenue Level.

5.   MISCELLANEOUS.

          5.1. GOVERNING LAW AND JURISDICTION; ARBITRATION. This Agreement shall be governed and construed under the laws of the State of New Jersey, without regard to the conflict of laws principles of such State. Without prejudice to the exercise of any right to equitable relief as provided in this Agreement, any dispute, controversy or claim arising out of or concerning or relating to this Agreement or its interpretation, breach, cancellation, performance or non-performance will be settled and determined by arbitration in New Jersey in accordance with the rules of the American Arbitration Association. Judgment upon any award rendered by the arbitrators selected in accordance with this Section may be entered in any court having jurisdiction thereof. The arbitrators shall award to the prevailing party, if any, as determined by the arbitrators, all of its Costs and Fees. "COSTS AND FEES" means all reasonable pre-award expenses of the arbitration, including the arbitrators' fees, administrative fees, travel expenses, out-of-pocket expenses such as copying and telephone, court costs, witness fees, and attorneys' fees. The parties hereby consent and submit to the jurisdiction of federal and state courts for the State of New Jersey for the purposes of enforcing any award pursuant to this Section or any claim for equitable relief under this Agreement and consent that service of all papers in any proceeding hereunder may be made by certified or registered first class mail, return receipt requested.

          5.2. ASSIGNMENT. This Agreement shall bind and inure to the benefit of the parties and their successors, legal representatives, heirs and permitted assigns. Except as permitted by this Agreement, neither party may assign or transfer any of its rights or obligations hereunder without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed.

          5.3. ENTIRE AGREEMENT. This Agreement and its exhibits constitute the entire agreement between the parties hereto relating to the subject matter hereof and supersede all prior oral and written understandings, discussions and agreements regarding such subject matter. This Agreement may not be amended, modified or cancelled except by a written instrument executed by the parties.

          5.4. RELATIONSHIP OF THE PARTIES. The parties hereto are independent contractors and not partners, joint venturers or otherwise affiliated and neither has any right or authority to bind the other in any way.

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          5.5.  NOTICES.  Any  notices  or  other  communications   required  or
     permitted to be given or delivered under this Agreement shall, unless otherwise permitted, be in writing and shall be delivered personally, by courier service, by e-mail, by facsimile machine (with confirmation in writing to the addresses set forth below) or by registered or certified mail, return receipt requested, postage pre-paid, as follows:

         If to Licensor:

                  William Bozsnyak, President
                  SEARCHHELP, INC.
                  1055 Stewart Avenue
                  Bethpage, New York 11714
                  Phone: (516) 922-4765
                  Fax:     (516) 624-0638
                  bill@searchhelp.com
                  -------------------

                  Copy to:
                  Noel C. Bonilla
                  17 Northwood Boulevard
                  Central Islip, New York 11722
                  Phone: (631) 348-9549
                  Fax:     (631) 348-1980
                  ncbonilla@aol.com

         If to Licensee:

                  Frank G. Florio, President
                  FAMILY TRUSTED PRODUCTS, LLC
                  59 East Mill Road
                  Long Valley, NJ 07853
                  Phone:   908-876-1276
                  Fax:     908-876-4601
                  frankflorio@familytrusted.com
                  -----------------------------

                  Copy to:
                  Bruce S. Fenton
                  1092 Barrett Circle West
                  Carmel, NY 10512
                  Phone:   845-225-9285
                  Fax:     845-225-5845
                  or
                  45 West 60 Street, apartment 24A
                  New York, NY 10023
                  Phone:   212-541-6654
                  Fax:     212-541-6627
                  brucefenton@familytrusted.com
                  -----------------------------

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     or  to  such  other  address  as  a party may  designate  pursuant  to this notice provision. Any notice given shall be deemed to have been received on the date on which it is delivered personally, by courier service or by facsimile, or, if mailed, on the fifth business day following the mailing thereof.

          5.6. SEVERABILITY. Should any provision hereof for any reason be declared invalid or unenforceable by final and unappealable order of any court of competent jurisdiction, the remaining portions of this Agreement shall remain in full force and effect. The waiver of any breach of any term or condition of this Agreement shall not be deemed a waiver of any other or subsequent breach, whether of like or different nature.

          5.7. COUNTERPARTS; FACSIMILE EXECUTION. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument. Execution and delivery of this Agreement may be evidenced by facsimile transmission.

          5.8. HEADINGS. The headings herein have been provided for convenience of reference only and shall not affect the meaning or construction of any provision of this Agreement.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.



LICENSOR                                 LICENSEE

SEARCHHELP, INC.                         FAMILY TRUSTED PRODUCTS, LLC,
   a Delaware corporation                   a Delaware limited liability company

By:                                      By:
    -----------------------------           ------------------------------------
          William Bozsnyak,  CEO                 Frank G. Florio, President



                                            ------------------------------------
                                                    Bruce S. Fenton, Member

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                                    EXHIBIT A

                                       TO

                     SOFTWARE LICENSE AND SERVICES AGREEMENT

                             DESCRIPTION OF PRODUCTS
                             -----------------------


LICENSOR HAS DEVELOPED AND OWNS SOFTWARE


S.P.I.K.E. (SECURE PROTECT IDENTIFY KIDS EVERYWHERE) SOFTWARE PRODUCTS:

SearchHelp software products address varying needs of Internet protection and monitoring depending upon the age of the child. Younger children will be able to build their computer usage skills in an "insulated" environment, while older children will be given the freedom to explore while protected by boundaries meant to prevent access and exposure to mature content.


SPIKE SOFTWARE/BROWSER

SPIKE Software/Browser reflects the SearchHelp philosophy of helping parents and families deal with the increasingly complex and threatening aspects of child Internet usage. This product is meant to address the evolving needs of computer using children of the youngest age, through that of adult users of shared computers within the household.

SPIKE was designed to "level the playing field" for parents as it offers many valuable features to ensure a child's safety online. SPIKE allows parents to monitor their child's behavior on the Internet and to set security permission levels for all users, depending upon their age and maturity. Young children surf the Internet using the secure SPIKE Friendly Browser whereas older children are monitored and/or blocked from `bad web sites' on major web browsers. SPIKE's Artificial Intelligence (A.I.) protects children from online predators while Instant Messaging and it immediately notifies parents of the inappropriate discussion. Adult users are not monitored on SPIKE and they can lock important documents on a shared computer.

SPIKE Software can filter, monitor and block four major browsers as well as the customized Spike browser and the four major instant messaging application providers.


SPIKE REMOTE SENTRY

SPIKE Remote Sentry addresses the same child computer usage issues and reflects the reality that families face of needing to monitor their children when the parent is away from home. This product allows parents to see on their computer screen, exactly what their child is seeing on their screen. With SPIKE Remote



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Sentry, parents are able to be an active participant in their child's Internet experience, whether it is from another computer in their home, at their office or any computer that is online. SPIKE Remote Sentry let's parents stay connected and it allows them to protect their children. Parents can redirect their child to another web site, send the child a protective message, shut down their child's computer or perhaps hide their taskbar or other desktop items. Parents are also able to view the last 25 web sites visited.





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                                    EXHIBIT B

                                       TO

                     SOFTWARE LICENSE AND SERVICES AGREEMENT



                                   TRADEMARKS
                                   ----------



1.       Spike Alert
         U.S. Serial Number 78232302

2.       Secure Protect Identify Kids Everywhere
         U.S. Serial Number 78232313

3.       Spikesworld
         U.S. Serial Number 78292646

4.       Spike Products
         U.S. Serial Number 78292648

5.       SPIKE
         U.S. Serial Number 78292650

6.       Spike Remote
         U.S. Serial Number 78293809

7.       Spike Remote Sentry
         U.S. Serial Number 78293818





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                              AMENDMENT NUMBER 1 TO


                     SOFTWARE LICENSE AND SERVICES AGREEMENT




         THIS AMENDMENT NUMBER 1 (this "AMENDMENT") to the SOFTWARE LICENSE AGREEMENT, entered into as of August 11, 2003 between the parties hereto (the "ORIGINAL AGREEMENT" and, together with this Amendment, the "AGREEMENT"), is entered into as of December 15, 2003 by and between SearchHelp, Inc., a Delaware corporation ("LICENSOR"), and Family Trusted Products, LLC, a Delaware limited liability company ("LICENSEE").

         NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment and the Agreement, the receipt, adequacy and legal sufficiency of which Licensor and Licensee hereby acknowledge, the parties hereby agree as follows:

1. Section 4.1 of the Original Agreement is hereby replaced in its entirety with the following:

     4.1 TERM. The term of this Agreement shall commence on the Effective Date and shall continue until July 30, 2005 unless renewed or earlier terminated in accordance with the terms of this Article 4.

2. Section 4.2 of the Original Agreement is hereby replaced in its entirety with the following:

     4.2 RENEWALS. This Agreement shall be renewed automatically indefinitely for 12-month terms so long as Revenues have been at least: (a) $1,500,000 during the initial term for the first renewal, (b) $2,500,000 during the preceding 12 full calendar months (July 1 - June 30) for the second renewal, and (c) $3,500,000 during the preceding 12 full calendar months (July 1 - June 30) for each renewal thereafter. The parties may agree in writing to renew even if the level of Revenues above for that renewal has not been met (the "RENEWAL REVENUE LEVEL"). Licensee may, at its option at any time, make additional royalty and customer support payments based on greater Revenues than actually received, in which case such greater Revenues shall be deemed to have been earned for the purposes of this Article 4 and therefore applied to the designated Renewal Revenue Level.

3. Exhibit A of the Original Agreement is hereby amended as follows. SPIKE Software can filter, monitor and block the three major browsers as well as the customized SPIKE browser and the three major instant messaging application providers.

4. Terms used in this Amendment and defined in the Original Agreement shall have the meanings set forth in the Original Agreement unless otherwise specified herein.

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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the above date.






LICENSOR                                    LICENSEE

SEARCHHELP, INC.                            FAMILY TRUSTED PRODUCTS, LLC,
   a Delaware corporation                   a Delaware limited liability company

By:                                            By:
    -----------------------------                  -----------------------------
    Debbie Seaman, President                       Frank G. Florio, President

                                                   -----------------------------
                                                   Bruce S. Fenton, Member





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